Yelp Announces First Quarter 2014 Financial Results

Revenue Increases 66% Over First Quarter 2013

SAN FRANCISCO, April 30, 2014 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the first quarter ended March 31, 2014.

  Net revenue was $76.4 million in the first quarter of 2014, reflecting 66% growth from the first quarter of 2013
  Cumulative reviews grew 46% year over year to approximately 57 million
  Average monthly unique visitors grew 30% year over year to approximately 132 million* and average monthly mobile unique visitors grew 52% year over year to approximately 61 million**
  Active local business accounts grew 65% year over year to approximately 74 thousand

Net loss in the first quarter of 2014 was $(2.6) million, or $(0.04) per share, compared to a net loss of $(4.8) million, or $(0.08) per share, in the first quarter of 2013. Adjusted EBITDA for the first quarter of 2014 was approximately $8.5 million, compared to $3.2 million for the first quarter of 2013.

"We had a great start to the year and are excited about the large opportunity ahead of us," said Jeremy Stoppelman, Yelp's chief executive officer. "Yelp is becoming the gold standard in local search. In the first quarter, we announced our integration into Yahoo local search, building on our existing partnerships with Apple Maps and Bing. We also entered into an advertising partnership with YP.com which will enable us to introduce Yelp to an even broader pool of business owners. Looking to the rest of the year, we will continue to support and engage our community of Yelpers, expand geographically and create innovative products that close the loop with business owners."

"We continue to deliver outstanding results with year over year revenue growth of 66%," added Rob Krolik, Yelp's chief financial officer. "We are pleased to announce that we are raising guidance for the full year due to the momentum we're seeing in the business. We will also continue to invest in hiring, geographic expansion and product innovation to capture the large local opportunity in front of us."

Business Highlights

  Community engagement:  Yelp continues to support and engage its community.  In the first quarter, Yelp upgraded the business listing page with larger photos and more relevant review highlights to emphasize what consumers find most useful and also rolled out the ability to add photos through the mobile web.  In the first quarter, Yelp had approximately 61 million mobile unique visitors on a monthly average basis and approximately 35% of new reviews were contributed through mobile devices.
  Geographic expansion:  Yelp continues to expand globally.  In the first quarter, international reviews grew 210% and international traffic grew 95% year over year.  Yelp expanded its presence in Latin America and Asia with the launch of Mexico and Japan, its 25th and 26th countries.  Yelp also launched new markets in Quebec City, Canada and Lisbon, Portugal and is now in a total of 120 Yelp markets worldwide.
  Brand ubiquity:  Yelp is becoming the de facto standard in local search and consumers and other companies recognize its leadership in the local space.  In the first quarter, Yelp announced its integration into Yahoo local search as well as an advertising partnership with YP.com.

Business Outlook

As of today, Yelp is providing its outlook for the second quarter of 2014 and full year 2014.

  For the second quarter of 2014, net revenue is expected to be in the range of $85 million to $86 million, representing growth of approximately 55% compared to the second quarter of 2013.  Adjusted EBITDA is expected to be in the range of $11.5 million to $12.5 million.  Stock-based compensation is expected to be in the range of $10 million to $11 million, and depreciation and amortization is expected to be approximately 5% of revenue.
  For the full year of 2014, net revenue is expected to be in the range of $363 million to $367 million, representing growth of approximately 57% compared to the full year of 2013.  Adjusted EBITDA is expected to be in the range of $56 million to $60 million.  Stock-based compensation is expected to be in the range of $43 million to $45 million, and depreciation and amortization is expected to be approximately 5% of revenue.

Quarterly Conference Call

To access the call, please dial 1 (800) 708-4539, or outside the U.S. 1 (847) 619-6396, with Passcode 37094125, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT April 30, 2014 and 11:59 p.m. PT May 14, 2014 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 37094125. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across 26 countries. Yelp had a monthly average of approximately 132 million unique visitors in the first quarter 2014*. By the end of the same quarter, Yelpers had written approximately 57 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Approximately 61 million** unique visitors visited Yelp via their mobile device on a monthly average basis during Q1 2014.

* Source: Google Analytics

** Average monthly mobile unique visitors based on the number of unique visitors accessing Yelp via mobile web and unique devices accessing the app on a monthly average basis over a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled its adjusted EBITDA outlook for the second quarter and full year 2014 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the second quarter and full year 2014 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the second quarter and full year 2014, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to expand geographically and build Yelp communities internationally and expand its markets and presence in existing markets, the Company's ability to capture the large local opportunity and its plans regarding product innovation around mobile and new features, geographic expansion, and closing the loop with local businesses. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google and Bing; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Vince Sollitto
(415) 230-6506
press@yelp.com

Investor Relations Contact Information
Yelp Investor Relations
Wendy Lim
(415) 568-3240
ir@yelp.com

Yelp Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 399,320	$ 389,764
Accounts receivable, net	21,376	21,317
Prepaid expenses and other current assets	9,087	5,752
Total current assets	429,783	416,833

Property, equipment and software, net	33,298	30,666
Goodwill	59,635	59,690
Intangibles, net	4,615	5,235
Restricted cash	3,655	3,247
Other assets	2,488	306
Total assets	$ 533,474	$ 515,977

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 1,578	$ 3,364
Accrued liabilities	23,992	19,004
Deferred revenue	2,184	2,621
Total current liabilities	27,754	24,989
Long-term liabilities	5,784	4,505
Total liabilities	33,538	29,494

Commitments and contingencies

Stockholders' equity
Common stock	-	-
Additional paid-in capital	569,925	553,753
Accumulated other comprehensive income	3,102	3,186
Accumulated deficit	(73,091)	(70,456)
Total stockholders' equity	499,936	486,483
Total liabilities and stockholders' equity	$ 533,474	$ 515,977

Yelp Inc
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013

Net revenue	$ 76,407	$ 46,133

Cost and expenses
Cost of revenue (1)	5,077	3,340
Sales and marketing (1)	45,121	28,194
Product development (1)	13,982	7,236
General and administrative (1)	13,170	8,764
Depreciation and amortization	3,661	2,478
Restructuring and integration (1)	-	675

Total cost and expenses	81,011	50,687
Loss from operations	(4,604)	(4,554)
Other income (expense), net	(2)	(201)
Loss before provision for income taxes	(4,606)	(4,755)
Benefit/(Provision) for income taxes	1,971	(44)
Net loss attributable to common stockholders	$ (2,635)	$ (4,799)

Net loss per share attributable to common stockholders:
Basic	$ (0.04)	$ (0.08)
Diluted	$ (0.04)	$ (0.08)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	71,171	63,733
Diluted	71,171	63,733

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,
	2014	2013
Cost of revenue	$ 150	$ 72
Sales and marketing	3,397	1,988
Product development	3,042	816
General and administrative	2,867	1,729
Restructuring and integration	-	555
Total stock-based compensation	$ 9,456	$ 5,160

Yelp Inc
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$ (2,635)	$ (4,799)
Provision for income taxes	(1,971)	44
Other income (expense), net	2	201
Depreciation and amortization	3,661	2,478
Stock-based compensation*	9,456	4,605
Restructuring and integration	-	675
Adjusted EBITDA	$ 8,513	$ 3,204

* Stock-based compensation for the three months ended March 31, 2013 excludes approximately $0.6 million of stock-based compensation already included in restructuring and integration costs.

Yelp Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013
Operating activities
Net loss	$ (2,635)	$ (4,799)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation and amortization	3,661	2,478
Provision for doubtful accounts	1,186	551
Stock-based compensation	9,456	5,160
Excess tax benefit from share-based award activity	(39)	-
Loss on disposal of assets and web-site development costs	-	50
Changes in operating assets and liabilities:
Accounts receivable	(1,249)	(1,204)
Prepaid expenses and other assets	(5,928)	(1,515)
Accounts payable and accrued expenses	5,309	(1,176)
Deferred revenue	(438)	281
Net cash provided by (used in) operating activities	9,323	(174)

Investing activities
Purchases of property, equipment and software	(4,246)	(943)
Capitalized website and software development costs	(1,592)	(969)
Change in restricted cash	(397)	-
Cash used in investing activities	(6,235)	(1,912)

Financing activities
Proceeds from exercise of employee stock options	6,735	1,657
Excess tax benefit from share-based award activity	39	-
Repurchase of common stock	(361)	(81)

Net cash provided by financing activities	6,413	1,576

Effect of exchange rate changes on cash	55	(116)

Net increase in cash and cash equivalents	9,556	(626)
Cash and cash equivalents at beginning of period	389,764	95,124
Cash and cash equivalents at end of period	$399,320	$94,498

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